EXHIBIT 99.2
October 13, 2006
William L. McComb

Re:	Employment Agreement
Dear Bill:
      This is your Employment Agreement (this “Agreement”) with Liz Claiborne, Inc. (the "Company”). It sets forth the terms and conditions of your employment with the Company and its subsidiaries and affiliates from time to time (together, the “Group”) during the term of your employment with the Company (the “Term of Employment”).
1. Your Position, Performance and Other Activities.
      (a) Position. At all times during the Term of Employment, you will (i) hold the title and office of, and serve in the position of, Chief Executive Officer of the Company (“CEO”), and (ii) serve as a member of the Board of Directors of the Company (the “Board”).
      (b) Authority, Responsibilities and Reporting. At all times during the Term of Employment, you will report directly and solely to the Board, and will perform such duties and services as a director and the CEO (including services as an officer, director or equivalent position of any subsidiary, affiliated company or venture of the Group, without additional compensation) as the Board will reasonably and lawfully request consistent with your position. You will be based at the Company’s principal executive offices, currently in New York, New York, subject to reasonable and customary travel requirements. Your performance will be reviewed periodically by the Board.
      (c) Performance. During the Term of Employment, you agree to (i) devote your full business time and attention and best efforts to the business and affairs of the Group and to faithfully and diligently perform, using your best efforts, all of your duties and responsibilities; (ii) abide by all applicable policies of the Group from time to time in effect; and (iii) not take any action or conduct yourself in any

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manner which would tend to harm the reputation or goodwill of the Group.
      (d) Other Activities. During the Term of Employment, you may (i) serve, but only with the express written prior approval of the Board (which shall not be unreasonably withheld), as director, trustee or member of a committee of any business organization if such service involves no conflict of interest with the interests of the Group; (ii) engage in charitable and community activities; and (iii) manage your personal investments and affairs; provided that such activities do not, individually or collectively, materially interfere with the performance of your duties and responsibilities of your employment or otherwise constitute restricted activities under Sections 7 and 8 as contemplated by this Agreement. You hereby represent that you have disclosed all of your current board affiliations to the Company prior to entering into this Agreement.
2. Term of Your Employment.
      Your employment under this Agreement will begin on November 6, 2006 (the “Start Date”) and end at the close of business on the earlier of the third anniversary of your Start Date or the effective date of early termination of your employment in accordance with Section 5 hereof (the "Initial Term”). The Company may provide you notice of its intent to extend and renew the Term of Employment beyond the conclusion of (i) the Initial Term or (ii) any extension of the Term of Employment (in all cases, a “Renewal Notice”) at least 90 days prior to the end of the Initial Term or the end of any extension of the Term of Employment after the Initial Term.
3. Your Compensation.
      (a) Salary. During the Term of Employment, you will receive an annualized base salary (your “Salary”) of not less than $1,300,000. The Company will review your Salary annually and may increase it at any time. However, your Salary may not be decreased at any time (including after any increase), and any increase in your Salary will not reduce or limit any other obligation to you under this Agreement. Your Salary will be paid in accordance with the Group’s normal practices for senior executives.
      (b) Bonus. During the Term of Employment, you will participate, in accordance with and subject to the terms and conditions thereof and the provisions of this Agreement, in the Company’s Section 162(m) Cash Bonus Plan; provided that you will be eligible for a pro-rata award under the Company’s Section 162(m) Cash Bonus Plan for the performance results during 2006 at your Target Threshold (as defined below). Your target bonus under such Section 162(m) Plan for each fiscal year of your employment (including a bonus for fiscal year 2006 prorated by the number of days remaining in calendar year 2006 as of your Start Date) will be 100% of your Salary. For each such year, the Compensation Committee of the Board (the “Compensation Committee”) will establish a target performance threshold (the “Target Threshold”), a minimum performance threshold (the "Minimum

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Threshold”) and a maximum performance threshold (the “Maximum Threshold”). All such thresholds will be determined in good faith by the Compensation Committee. Your bonus (the "Bonus”) will be computed in the following manner for each such year:
          (1) If the performance results for such year are below the Minimum Threshold, you will receive no Bonus for such year;
          (2) If the performance results for such year equal the Minimum Threshold, you will receive a Bonus of 50% of your Salary for such year;
          (3) If the performance results for such year equal the Target Threshold, you will receive a Bonus of 100% of your Salary for such year;
          (4) If the performance results for such year equals or exceeds the Maximum Threshold, you will receive a bonus (the “Maximum Bonus”) of 200% of your Salary for such year; and
          (5) If the performance results for such year fall between the Thresholds set forth herein, you will receive a Bonus as determined by the Compensation Committee, which will be an amount based on straight line interpolation based on the actual performance results and the Bonus percentages established herein.
(c) Initial Equity Awards.
     (1) In addition to your Salary and Bonus, and as an inducement to your agreement to join the Company as its CEO, on your Start Date, you will be granted options to purchase 185,200 shares of the Company’s common stock (your “FMV Sign-On Options”) with an exercise price equal to the fair market value of the Company’s common stock at the close of business on the Start Date, granted options to purchase 63,150 shares of the Company’s common stock (your “Premium Sign-On Options”) with an exercise price equal to 1.2 multiplied by the fair market value of the Company’s common stock at the close of business on the Start Date, (C) awarded 76,355 restricted shares of the Company’s common stock (your “Make-Whole Restricted Stock”) and (D) awarded 62,500 restricted shares of the Company’s common stock (your “Other Restricted Stock”).
     (2) The terms of your FMV Sign-On Options, Premium Sign-On Options (together, the “Sign-On Options”), Make-Whole Restricted Stock and your Other Restricted Stock are set forth in the Award Letters attached hereto as Exhibits (A), (B), (C) and (D).
     (3) All shares of Company common stock acquired pursuant to the exercise of options (including the Sign-On Options) and the vesting and delivery of stock awards (excluding the Make-Whole Restricted Stock but including the Other Restricted Stock) will be subject to the following restrictions on sale and transferability (except as limited below): With

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respect to any exercise of options prior to December 31, 2009 and any stock that vests and is delivered prior to December 31, 2009, you will be immediately permitted to sell only 25% of (A) with respect to options, the net shares acquired pursuant to such exercise, and (B) with respect to stock, the net shares acquired pursuant to the vesting and delivery of such restricted stock or restricted stock units, and you must retain the remainder of the net shares in accordance with the following: you will be permitted to sell half of such remaining net shares only on or after December 31, 2009, and you will be permitted to sell the remaining half of such remaining net shares only on or after December 31, 2010. With respect to any exercise of options or any stock that vests and is delivered on or after December 31, 2009 but prior to December 31, 2010, you will be immediately permitted to sell 62.5% of the net shares, and you will be permitted to sell the remaining 37.5% of such net shares only on or after December 31, 2010.
     The foregoing restrictions on sale and transferability will be limited by each of the following: (x) you will be permitted at any time to transfer shares to any one or more of your spouse, children, or grandchildren, one or more trusts for the primary benefit of you or any or all of them, or limited partnerships or other entities wholly-owned by you or any one or more of the individuals or entities referred to in this clause (x), provided that such transferred shares will be deemed to be held by you for purposes of the restrictions on sale and transfer under this Section 3(c)(3), (y) the restrictions on sale and transfer will not apply to any involuntary transfer or a transfer by operation of law, such as upon the consummation of a merger or other change in control of the Company or in connection with a bankruptcy proceeding, and (z) the restrictions on sale and transfer will automatically terminate upon your death or your Disability. Additionally, upon a termination of your employment by the Company without Cause or by you for Good Reason, the Company will determine in good faith whether to waive the foregoing restrictions on sale and transferability, it being agreed that the Company will, in making such determination, operate under a presumption that such restrictions will generally be waived.
     For purposes of this Section 3(c)(3), the (1) “net shares acquired pursuant” to a stock option exercise will mean (A) the number of shares which are purchased pursuant to such exercise minus (B) any such shares which are not distributed to you in order to satisfy applicable tax withholding or in order to pay the exercise price (or which are sold by you to reimburse yourself or any advance of any such withholding or exercise price) and (2) “net shares acquired pursuant to” the vesting and delivery of restricted stock or restricted stock units will mean (C) the number of shares that actually vest minus (D) any such shares which are not distributed to you in order to satisfy applicable tax withholding (or which are sold by you to reimburse yourself for any advance of any such withholding).

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      (d) Initial Bonus. On your Start Date, the Company will pay you an initial cash bonus of $400,000.
      (e) Other Executive Compensation Plans. During the Term of Employment, you will be entitled to participate in all of the Group’s executive compensation plans, including any management incentive plans, deferred compensation plans, supplemental retirement plans and stock and stock option plans, on a basis that is at least as favorable as that provided to other senior executives of the Group (for purposes of clarity and for the avoidance of doubt, you will be granted equity awards relating to the Company’s normal-cycle grant of equity awards that will be granted in calendar year 2007 (i) in the same equity mix as other senior executives of the Group, (ii) commensurate with your position as CEO, and (iii) at a value not less than the value of equity awards granted to any other employee of the Company). Stock options and restricted shares and/or all other equity which may be granted to other senior executives of the Group (“Equity Awards”) from and after the Start Date shall be granted to you at the same time and subject to the terms and conditions (including vesting schedules) that are substantially identical to those Equity Awards granted to such other senior executives.
4. Other Employee Benefits.
      (a) Vacation. You will be entitled to paid annual vacation during the Term of Employment (totaling at least four weeks a year, prorated for 2006) on a basis that is at least as favorable as that provided to other senior officers of the Group.
      (b) Business Expenses. The Company will reimburse you during the Term of Employment, in accordance with its standard senior officer policies from time to time in effect, for such reasonable and necessary vouchered out-of-pocket business expenses as may be incurred by you during the Term of Employment in the performance of your duties and responsibilities under this Agreement. The Company will pay directly or reimburse you for all attorneys’ fees, disbursements and costs incurred by you in connection with the negotiation, preparation and execution of this Agreement and other related documents, up to a maximum of $40,000, subject to proper documentation.
      (c) Travel and Transportation. During the Term of Employment, the Company will provide you with appropriate ground transportation at the level provided to the Company’s CEO as of the date hereof. Your air travel will be subject to the Company’s travel policy in effect from time to time.
      (d) Housing. During the Term of Employment, the Company will provide you with the use of an appropriate Company-owned or leased apartment in New York City.
      (e) Employee Benefit Plans. During the Term of Employment, you and your family will participate, generally on the same basis as other senior officers of the Group, in accordance with and subject to the respective terms and conditions thereof as to eligibility and otherwise, in the Company’s retirement, medical, dental,

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vision, long-term disability and life insurance programs (subject in the case of life insurance to insurability at standard rates) and employee discount purchase program.
      (f) Plans May be Changed. Your rights under this Agreement with respect to the Company’s Section 162(m) Cash Bonus Plan, 401(k) Savings Plan, Supplemental Executive Retirement Plan, Incentive Plan, medical, dental, vision, long-term disability and life insurance programs and other programs, perquisites and policies shall not preclude the Group from modifying or terminating any such program, perquisite or policy, subject to your right, in accordance with the terms of this Agreement, to participate in or be eligible for such program, perquisite or policy as so modified or any replacement thereof; provided, however, that if the Company’s Section 162(m) Cash Bonus Plan, Supplemental Executive Retirement Plan, or Incentive Plan are terminated or modified in any material adverse respect with respect to your compensation opportunities, benefits, or other rights such that your overall package of compensation and benefits is materially adversely affected, the Company shall provide you with an alternative or substitute plan or arrangement such that your overall package of compensation and benefits is not materially adversely affected.
5. Early Termination of Your Employment.
      (a) No Reason Required. You or the Company may terminate your employment prior to the end of the Term of Employment at any time for any reason, or for no reason, subject to the terms and conditions of this Agreement.
      (b) Termination by the Company for Cause.
     (1) “Cause” means any of the following:
     (A) Your willful or intentional failure or refusal to perform or observe any of your material duties, responsibilities or obligations set forth in, or as contemplated under, the Agreement, if such breach is not cured, if curable, within 30 days after notice thereof to you by the Company;
     (B) Any willful or intentional act or any willful or intentional failure to act, either of which of a material nature, involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) affecting the Group or any customer, supplier or employee of the Group;
     (C) Your conviction of (or plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or a misdemeanor in the jurisdiction involved but which involves moral turpitude;
     (D) Any willful or intentional act which could reasonably be expected to materially injure the reputation, business or business relationships of the Group, or your reputation or business

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relationships, if such breach is not cured, if curable, within 30 days after notice thereof to you by the Company;
     (E) Your willful or intentional failure to comply with any reasonable and lawful request or direction of the Board not contrary to the provisions of this Agreement and the policies of the Company, if such breach is not cured, if curable, within 30 days after notice thereof to you by the Company.
For this definition, no act, or failure to act, on your part will be deemed “willful” or “intentional” unless done, or omitted to be done, by you without reasonable belief that your action or omission was in the best interests of the Group.
     (2) To terminate your employment “for Cause”, the Board must determine in good faith that Cause has occurred after endeavor in good faith to provide you with a prompt hearing before the Board (at which you may be accompanied by counsel) prior to such determination.
     (3) The Company may place you on paid leave for up to 30 consecutive days while it is determining whether there is a basis to terminate your employment for Cause. This leave will not constitute Good Reason.
      (c) Termination by You for Good Reason.
     (1) “Good Reason” means any of the following:
     (A) A change so that your are no longer serving as the CEO or a member of the Board, a change so that you no longer report solely and directly to the Board, or the assignment to you of duties inconsistent with your position (including as director) as described in Section 1 of this Agreement, in any case without your prior written consent, which is not cured within 20 days after written notice of such circumstances by you to the Company;
     (B) A significant adverse change in the nature or scope of your authority, power, function, duties or responsibilities as CEO, without your prior written consent, which is not cured within 20 days after written notice of such circumstances by you to the Company;
     (C) The Company’s moving its principal executive offices by more than 35 miles if such move increases your commuting distance by more than 35 miles;
     (D) A material breach by the Company of any of its material obligations under this Agreement which is not cured within 20 days after written notice thereof is given by you to the Company; or

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     (E) The failure of the Company to timely renew the Term of Employment at the end of the Initial Term or at the end of any extension period of the Term of Employment after the Initial Term, in accordance with Section 2 hereof.
     (2) To terminate your employment “for Good Reason”, Good Reason must have occurred. Unless you will give the Company notice of any event which, after any applicable notice and the lapse of any applicable 20-day grace period, would constitute Good Reason within 180 days of your first knowing of the event, such event will cease to be an event constituting Good Reason. Subject to the Company’s cure rights described above, you may terminate your employment by written notice to the Company at any time that Good Reason for the termination exists.
      (d) Termination on Disability or Death.
     (1) Your employment will terminate, at the Group’s option, by written notice to you (or your legal representative) upon your Disability. “Disability” means your inability to perform your duties and responsibilities as contemplated under this Agreement for a period of more than 180 consecutive days due to physical or mental incapacity or impairment. A determination of Disability will be made by a licensed physician satisfactory to both you and the Company; provided that if you and the Company cannot agree as to a licensed physician, then each will select a licensed physician and these two together will select a third licensed physician, whose determination as to Disability will be binding on you and the Company. You, your legal representative or any adult member of your immediate family will have the right to present to the Company and such licensed physician such information and arguments on your behalf as you or they deem appropriate, including the opinion of your personal physician.
     (2) Your employment will terminate automatically on your death.
6. The Company’s Obligations in Connection With Your Termination.
      (a) General Effect. On a termination of your employment in accordance with Section 5, your employment will end, and the Group will have no further obligations to you, except as provided in this Section 6.
      (b) For Good Reason or Without Cause. If, during the term of this Agreement, the Company terminates your employment without Cause or you terminate your employment for Good Reason:
     (1) The Company will pay to you within 10 days of the date of the termination of your employment your accrued but unpaid Salary.
     (2) The Company will pay to you within 10 days of the date of the termination of your employment, as a severance payment, $4,000,000.

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     (3) Your Make-Whole Restricted Stock (but, for purposes of clarity, not your Sign-On Options) will immediately vest in full.
     (4) Your Other Restricted Stock will be treated as follows:
     (A) If the termination of your employment occurs on or after the first anniversary of the Start Date, 25% of the Other Restricted Stock will immediately vest; and
     (B) If the termination of your employment occurs on or after the third anniversary of the Start Date (including, for purposes of clarity, by the failure of the Company to provide you with a Renewal Notice at the end of the Initial Term), an additional 25% of the Other Restricted Stock will immediately vest (such that, for purposes of clarity, an aggregate of 50% of the Other Restricted Stock shall be vested as of such date in such circumstance).
     (5) For two (2) years, the Company will provide you and your family with coverage substantially identical to that provided to other senior executives of the Group in its medical, dental, vision, long-term disability and life insurance programs (subject in the case of life insurance to insurability at standard rates), or the after-tax equivalent in cash at the Company’s discretion.
      (c) For Cause or without Good Reason, for your Disability or Death. In the event that your employment is terminated due to (i) a termination by the Company for Cause, (ii) your resignation without Good Reason, or (iii) a termination of your employment on account of your death or Disability, the Company will pay to you an amount equal to your accrued but unpaid Salary through the date of such termination, and, in the case of death or Disability, (x) the Company will continue to provide you and/or your family with coverage substantially identical to that provided to other senior executives of the Group in its medical, dental, long-term disability and life insurance programs (subject in the case of life insurance to insurability at standard rates) for 12 months following the date of such termination and (y) all unvested equity awards (including but not limited to all equity awards provided for in Section 3(c) hereof) will immediately vest.
      (d) Change in Control. Notwithstanding the foregoing, in the event that your employment is terminated under circumstances constituting a Covered Termination (as defined in the Executive Termination Benefits Agreement between you and the Company attached hereto as Exhibit E (the “Change in Control Agreement”)) during the Protected Period (as defined in the Change in Control Agreement), this Section 6 will be of no force or effect, and the provisions of the Change in Control Agreement will govern.
      (e) Condition. The Company expressly conditions its provision of all payments and benefits due to you pursuant to this Section 6 on receipt from you of a full release of all claims against the Group, and its officers, directors, and affiliates, in substantially the form attached as Exhibit F.

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      (f) Sole Remedy. Your rights set out in this Section 6 will constitute your sole and exclusive rights and remedies as a result of your actual or constructive termination of employment without Cause or for Good Reason, and you hereby waive any such other claims against the Group in such event.
7. Proprietary Information.
      (a) The Group owns and has developed and compiled, and will own, develop and compile, certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement, collectively, as “Confidential Information”). Confidential Information includes not only information disclosed by the Group to you, but also information developed or learned by you during the course or as a result of employment hereunder, which information you acknowledge is and will be the sole and exclusive property of the Group. Confidential Information includes all proprietary information that has or could have commercial value or other utility in the business in which the Group is engaged or contemplates engaging, and all proprietary information the unauthorized disclosure of which could be detrimental to the interests of the Group, whether or not such information is specifically labeled as Confidential Information, and includes any and all information developed, obtained or owned by the Group concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising know-how, processes and research records), software, computer programs, innovations, discoveries, improvements, research, development, tests results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, designs, store plans, budgets, projections, customer, supplier and subcontractor identities, characteristics and agreements, and salary, staffing and employment information. Notwithstanding the foregoing, Confidential Information will not in any event include information that (i) was generally known or generally available to the public prior to its disclosure to you; (ii) becomes generally known or generally available to the public subsequent to disclosure to you through no wrongful act of any person or (iii) you are required to disclose by applicable law, regulation, or legal process (provided, that unless prohibited by law, you provide the Company with prior notice of the contemplated disclosure and reasonably cooperate with the Company at the Company’s expense in seeking a protective order or other appropriate protection of such information).
      (b) You acknowledge and agree that in the performance of your duties hereunder the Group will from time to time disclose to you and entrust you with Confidential Information. You also acknowledge and agree that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Group’s interests, an invasion of privacy and an improper disclosure of trade secrets. You agree that you will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of your assigned duties and for the benefit of the Group, any Confidential Information, either during the Term of Employment or thereafter.

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      (c) In the event your employment with the Company ceases for any reason, you will not remove from the Group’s premises without its prior written consent any records, files, drawings, documents, equipment, materials or writings received from, created for or belonging to the Group, including those which relate to or contain Confidential Information, or any copies thereof. Upon request or when your employment with the Company terminates, you will immediately deliver the same to the Company.
      (d) During the Term of Employment, you will disclose to the Company all designs, inventions and business strategies or plans developed by you during such period which relate directly or indirectly to the business of the Group, including without limitation any process, operation, product or improvement. You agree that all of the foregoing are and will be the sole and exclusive property of the Group and that you will at the Company’s request and cost do whatever is necessary to secure the rights thereto, by patent, copyright or otherwise, to the Group.
      (e) You and the Company agree that you will not disclose to the Group or use for the Group’s benefit, any information which may constitute trade secrets or confidential information of third parties, to the extent you have any such secrets or information.
8. Ongoing Restrictions on Your Activities.
      (a) You acknowledge and agree (1) that the services to be rendered by you for the Group are of a special, unique, extraordinary and personal character, (2) that you have and will continue to develop a personal acquaintance and relationship with one or more of the Group’s customers, employees, suppliers and independent contractors, which may constitute the Group’s primary or only contact with such customers, employees, suppliers and independent contractors, and (3) that you will be uniquely identified by customers, employees, suppliers, independent contractors and retail consumers with the Group’s products. You acknowledge that you have been represented by counsel and fully understand the provisions of this Agreement. Consequently, you agree that it is fair, reasonable and necessary for the protection of the business, operations, assets and reputation of the Group that you make the covenants contained in this Section 8.
      (b) You agree that, during the Term of Employment and for a period of 18 months thereafter, you will not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, partner, consultant, advisor, proprietor, trustee or investor, any Competing Business in the United States; provided, however, that nothing contained in this Section 8(b) will prevent you from owning less than 2% of the voting stock of a publicly held corporation for investment purposes. For purposes of this Section 8(b), the term “Competing Business” will mean a business engaged in the design, manufacture, distribution or marketing of better apparel and related products that competes with any business then being operated by the Company (except where such competition is de minimis) provided that the Company was operating such business during the Term of Employment.

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      (c) You agree that, during the Term of Employment and for a period of 18 months thereafter, you will not, directly or indirectly,
          (1) persuade or seek to persuade any customer of the Group to cease to do business or to reduce the amount of business which any customer has customarily done or contemplates doing with the Group, whether or not the relationship between the Group and such customer was originally established in whole or in part through your efforts;
          (2) seek to employ or engage, or assist anyone else to seek to employ or engage, any person (other than your executive assistant) who at any time during the year preceding the termination of your employment hereunder was in the employ of the Group or was an independent contractor providing material manufacturing, marketing, sales, financial or management consulting services in connection with the business of the Group and with whom you had regular contact; or
          (3) interfere in any manner in the relationship of the Group with any of its suppliers or independent contractors, whether or not the relationship between the Group and such supplier or independent contractor was originally established in whole or in part by your efforts.
As used in this Section 8, the terms “customer” and “supplier” will mean and include any individual, proprietorship, partnership, corporation, joint venture, trust or any other form of business entity which is then a customer or supplier, as the case may be, of the Group or which was such a customer or supplier at any time during the one-year period immediately preceding the date of termination of employment.
      (d) You and the Company agree that, during your employment and for a period of 18 months thereafter, you and it will take no action which is intended, or would be reasonably expected, to harm, in the case of you, the Group or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Group and, in the case of the Company, you or your reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to you.
      (e) You acknowledge that the Company and the Group would sustain irreparable harm and injury in the event of a violation by you of any of the provisions of Sections 7 and 8, and by reason thereof, you consent and agree that if you violate any of such provisions, in addition to any other remedies available, the Company and the Group will be entitled to a decree specifically enforcing such provisions, and will be entitled to a temporary and permanent injunction restraining you from committing or continuing any such violation, from any court of competent jurisdiction (as more fully described in Section 11(d) hereof), without the necessity of proving actual damages, posting any bond or seeking arbitration in any forum.

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9. Successors.
      (a) Payments on Your Death. If you die and any amounts become payable under this Agreement, we will pay those amounts to your estate within 30 days of the date of your death.
      (b) Assignment by You. You may not assign this Agreement without the Company’s consent. Also, except as required by law, your right to receive payments or benefits under this Agreement may not be subject to execution, attachment, levy or similar process. Any attempt to effect any of the preceding in violation of this Section 9(b), whether voluntary or involuntary, will be void.
      (c) Company’s Successors. The rights and obligations of the Company hereunder will be binding upon the successors and assigns of the Company and run in favor of any successor and any assignee of all or substantially all of the assets of the Company provided that such successor or assignee agrees in writing to assume all of the obligations of the Company under this Agreement. No such assumption will relieve the Company of its liability to you under this Agreement.
10. Life Insurance.
      You agree that the Group will have the right to obtain and maintain life insurance on your life, at its expense, and for its benefit. You agree to cooperate fully with the Group in obtaining such life insurance, to sign any necessary consents, applications and other related forms or documents and to take any required medical examinations.
11. Disputes.
      (a) Employment Matter. This Section 11 applies to any controversy or claim between you and the Group arising out of or relating to or concerning this Agreement or any aspect of your employment with the Group or the termination of that employment (together, an “Employment Matter”).
      (b) Mandatory Arbitration. Subject to the provisions of this Section 11, any Employment Matter will be finally settled by arbitration in the County of New York administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect. However, the rules will be modified in the following ways: each arbitrator will agree to treat as confidential evidence and other information presented to the same extent as the information is required to be kept confidential under Section 7, a decision must be rendered within 10 business days of the parties’ closing statements or submission of post-hearing briefs and the arbitration will be conducted before a panel of three arbitrators, one selected by you within 10 days of the commencement of arbitration, one selected by the Company in the same period and the third selected jointly by these arbitrators (or, if they are unable to agree on an arbitrator within 30 days of the commencement of arbitration, the third arbitrator will be appointed by the American Arbitration Association; provided that the arbitrator will be a partner or former partner at a nationally recognized law firm).

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      (c) Limitation on Damages. You and the Group agree that there will be no punitive damages payable as a result of any Employment Matter and agree not to request punitive damages.
      (d) Injunctions and Enforcement of Arbitration Awards. You or the Group may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the County of New York to enforce any arbitration award under Section 11(b). Also, the Group may bring such an action or proceeding, in addition to its rights under Section 11(b) and whether or not an arbitration proceeding has been or is ever initiated, to temporarily, preliminarily or permanently enforce any part of Sections 7 and 8.
      (e) Jurisdiction and Choice of Forum. You and the Group irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of New York over any Employment Matter that is not otherwise arbitrated or resolved according to Section 11(b). This includes any action or proceeding to compel arbitration or to enforce an arbitration award. Both you and the Group acknowledge that the forum stated in this Section 11(e) has a reasonable relation to this Agreement and to the relationship between you and the Group and that the submission to the forum will apply even if the forum chooses to apply non-forum law, waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 11(e) in the forum stated in this Section, agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 11(e) and agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on you and the Group. However, nothing in this Agreement precludes you or the Group from bringing any action or proceeding in any court for the purpose of enforcing the provisions of Sections 11(b) and this 11(e).
      (f) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State.
      (g) Costs. In the event that (1) you make a claim against the Company under this Agreement, (2) the Company disputes such claim, and (3) you prevail with respect to such disputed claim, then the Company will reimburse you for your reasonable costs and expenses (including reasonable attorneys’ fees) incurred by you in pursuing such disputed claim.
12. Section 409A.
      It is the parties’ intention that the benefits and rights to which you could become entitled in connection with your employment under this Agreement comply with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder. If you or the Company believes, at any time, that any of such benefit or right does not so comply, you or it will promptly advise the other party and will negotiate reasonably and in good faith to amend the terms of such arrangement

William L. McComb	-15-
such that it complies (with the most limited possible economic effect on you and on the Company).
13. General Provisions.
      (a) Construction.
     (1) References to Sections are to sections of this Agreement unless otherwise stated; to any contract (including this Agreement) are to the contract as amended, modified, supplemented or replaced from time to time; to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section; to any governmental authority include any successor to the governmental authority; to any plan include any programs, practices and policies; to any entity include any corporation, limited liability company, partnership, association, business trust and similar organization and include any governmental authority; and to any affiliate of any entity are to any person or other entity directly or indirectly controlling, controlled by or under common control with the first entity.
     (2) The various headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.
     (3) Unless the context requires otherwise, words describing the singular number include the plural and vice versa, words denoting any gender include all genders and the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.”
     (4) It is your and the Group’s intention that this Agreement not be construed more strictly with regard to you or the Group.
     (5) This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.
     (6) If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to the Company and you conflicts with any provision of this Agreement, the provision of this Agreement will control and prevail.
      (b) Withholding. You and the Group will treat all payments to you under this Agreement as compensation for services as an employee. Accordingly, the Group will withhold from any payment any taxes that are required to be withheld

William L. McComb	-16-
under any law, rule or regulation (and, for the purpose of clarity, all amounts set forth herein will represent gross amounts in U. S. dollars, prior to the deduction for employment and income taxes).
      (c) No Conflict. You represent and warrant that you are not a party to or subject to any agreement, contract, understanding, covenant, judgment or decree or under any obligation, contractual or otherwise, in any way restricting or adversely affecting your ability to act for the Group in all of the respects contemplated hereby. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.
      (d) Indemnification. The Company shall provide you with director and officer indemnification to the fullest extent permissible under the Company’s charter and by-laws as in effect from time to time.
      (e) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and the remainder of this Agreement will not be affected. In particular, if any provision of Section 8 is so found to violate law or be unenforceable because it applies for longer than a maximum permitted period or to greater than a maximum permitted area, it will be automatically amended to apply for the maximum permitted period and maximum permitted area.
      (f) No Set-off or Mitigation. Your and the Company’s respective obligations under this Agreement will not be affected by any set-off, counterclaim, recoupment or other right you or any member of the Group may have against each other or anyone else. You do not need to seek other employment or take any other action to mitigate any amounts owed to you under this Agreement, and those amounts will not be reduced if you do obtain other employment (except as this Agreement specifically states).
      (g) Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed given on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, on the business day after the business day sent, if delivered by a nationally recognized overnight courier or on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section13(f)):
      If to you, to the address stated in the heading of this Agreement, or any changed address on the books and records of the Company from time to time, and with a copy to:

William L. McComb	-17-
Stewart Reifler, Esq.
Vedder, Price, Kaufman & Kammholz, P.C.
805 Third Avenue
New York, NY 10022
Facsimile: (212) 407-7799
      If to the Company or any other member of the Group, to:
Liz Claiborne, Inc.
One Claiborne Avenue
North Bergen, NJ 07047
Attention: General Counsel
      (h) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you and the Company or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the Group to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.
      (i) Survival. To the extent that any provision of this Agreement would require the survival of such provision beyond the Term of Employment in order to effectuate its intent, such provision shall survive the Term of Employment according to its terms.
      (j) Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

William L. McComb	-18-

Very truly yours,

Liz Claiborne, Inc.

	By:	/s/ Paul R. Charron

ACCEPTED AND AGREED:

/s/ William L. McComb

William L. McComb

Exhibits A through D and F (Equity Awards and Release)

EXHIBIT A
Liz Claiborne, Inc.

2006 Stock Option Grant Confirmation

Associate Name:

Associate Emplid#:

	Grant Date: “Start Date” (as defined in the Employment Agreement)

	Number of Shares:	185,200

	Exercise Price:	[Fair market value of Company stock on Grant Date]

	Vesting Schedule:	25% on the first anniversary of grant
		25% on the second anniversary of grant
		50% on the third anniversary of grant
WHILE EVERY EFFORT HAS BEEN MADE TO ENSURE THE ACCURACY OF THIS INFORMATION, THESE FIGURES ARE SUBJECT TO FINAL AUDIT.
THE GRANT OF AN OPTION SHALL NOT CONFER ON THE RECIPIENT ANY RIGHT TO CONTINUE IN THE EMPLOY OR OTHER SERVICE OF THE COMPANY, OR AFFECT ANY RIGHT WHICH THE COMPANY MAY HAVE TO TERMINATE SUCH EMPLOYMENT OR SERVICE.

Stock Option Grant Certificate — Terms and Conditions
1.	Option Grant — Pursuant to the Liz Claiborne, Inc. 2005 Stock Incentive Plan (the “Plan”), Liz Claiborne, Inc. (the “Company”) hereby grants to the person named on the applicable grant confirmation statement (the “Optionee”) a nonqualified stock option (the “Option”) to purchase the number of shares of common stock of the Company at a purchase price as specified on the applicable grant confirmation statement. It is intended that the Option shall not qualify as an “incentive stock option” as defined in section 422 of the Internal Revenue Code of 1986, as amended.
2.	Exercisability — Subject to the further terms included herein, the Option shall become exercisable on the date or dates indicated on the grant confirmation statement, provided in each case that the Optionee is then and has at all times since the grant date remained an employee or otherwise in the service of the Company. Unless earlier terminated pursuant to the provisions of the Plan; the unexercised portion of the Option shall expire and cease to be on the seventh anniversary of the grant date of the option. The Option may be partially exercised from time to time up to the amount of shares exercisable at such time as set forth above.
3.	Exercising Options — Subject to the terms and conditions of the Plan, the Optionee may exercise Options by giving notice of exercise to the Company accompanied by payment of the aggregate Option exercise price for the shares being purchased together with any amount which the Company or its subsidiaries may be required to withhold upon such exercise in respect of applicable foreign, federal, state and local taxes, all in such manner as specified from time to time by the Company. Each such exercise notice shall specify the number of shares of Company common stock to be purchased, the Option exercise price, the grant date, and such other matters as may be required by the Company or the Company’s Compensation Committee (the “Committee”). Payment shall be made by certified or official bank check, or, at the discretion of the Committee and to the extent permitted by law, by such other means as the Committee may from time to time permit.
4.	Termination of Employment
4.1	If the Optionee’s employment terminates for any reason other than retirement, disability, death, dismissal for “Cause” or resignation without “Good Reason” (each as defined in the Optionee’s employment agreement dated October 13, 2006 (the “Employment Agreement”)), the Optionee may exercise the Option — to the extent it was exercisable at the time of such termination (taking into account the terms of Section 4(d) of the Optionee’s Liz Claiborne, Inc. Executive Termination Benefits Agreement dated October 13, 2006 (the “Executive Termination Benefits Agreement”)) — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the expiration of three months following the termination of employment; provided that if the Optionee’s employment is terminated for “Good Reason” or without “Cause” (each as defined in the Employment Agreement), then the Optionee may exercise the Option, to the extent exercisable at the time of such termination (taking into account the terms of Section 4(d) of the Executive Termination Benefits Agreement) until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above) and the expiration of one year following the termination of employment.

4.2	If the Optionee’s employment terminates due to the Optionee’s retirement, the Optionee may exercise the Option — to the extent it was exercisable at the time of such termination — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the third anniversary of the Optionee’s Retirement. “Retirement” shall mean the Optionee’s ceasing to be employed by the Company and any of its affiliates (other than a termination for cause or a resignation without the Company’s prior consent) on or after Optionee’s 65th birthday, on or after the date on which Optionee has attained age 60 and completed at least six years of vesting service (as defined in and determined under the Liz Claiborne Savings and Profit Sharing Plan, as the same has been and may from time to time be amended) or, if approved by the Committee, on or after the date the Optionee has completed at least 20 years of vesting service.

4.3	If the Optionee’s employment is terminated due to the Optionee’s disability (as defined in the Plan), the Optionee may exercise the Option — to the extent it was exercisable at the time of such termination (taking into account the accelerated vesting provision contained in Section 6(c) of the Employment Agreement) — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the first anniversary of the date of the Optionee’s termination of employment.

4.4	If the Optionee dies while employed by the Company or after employment terminates but during a period in which the option is exercisable pursuant to Section 4.1, 4.2 or 4.3 above, the Optionee’s beneficiaries may exercise the Option — to the extent it was exercisable at the time of such termination (taking into account the accelerated vesting provision contained in Section 6(c) of the Employment Agreement) — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the first anniversary of the Optionee’s death.

4.5	If the Company terminates Optionee’s employment for “Cause” or the Optionee resigns without “Good Reason” (each as defined in the Employment Agreement), the Option shall terminate upon the commencement of business on the date of the Optionee’s termination of employment.
5.	Plan Provisions to Prevail — The Option is subject to all of the terms and provisions of the Plan and the Employment Agreement. Without limiting the generality of the foregoing, by accepting the grant of the Option the Optionee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Option, the Plan or any other award under the Plan. In the event that there is any inconsistency between the provisions of this Certificate and the Plan, the provisions of the Plan shall govern. In the event that there is any inconsistency between the provisions of this Certificate and/or the Plan and the Employment Agreement, the provisions of the Employment Agreement shall govern.
6.	Notices — Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Chief Financial Officer, Liz Claiborne, Inc., One Claiborne Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section 6. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee’s home address of record, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.
7.	Right of Discharge Preserved — The grant of the Option and the terms set forth in this Certificate shall not confer upon the Optionee the right to continue in the employ or other service of the Company, nor shall it affect any right that the Company may have to terminate such employment or service.
8.	Transferability/Exercise After Death — The Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. The Option may be exercised only by the Optionee or the Optionee’s legal representative or, after the Optionee’s death, by the Optionee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the Participant’s will specifically disposes of the Option, in which case the Option may be exercised only by the recipient of such specific disposition. Any such individual or entity that exercises the Option after the Optionee’s death shall be bound by all the terms and conditions of the Plan and this Certificate.
9.	Entire Agreement — This Certificate and the Plan contain all of the terms of the Option and supersede all prior agreements and understandings between the Company and the Optionee with respect to the Option.

10.	Successors and Assigns — The terms of this Certificate shall be binding upon and inure to the benefit of the Company and the Optionee and the successors and assigns of the Company and, to the extent consistent with Section 4.4 above and with the Plan, the heirs and personal representatives of the Optionee.
11.	Governing Law — The Option and this Certificate shall be interpreted, construed and administered in accordance with the laws of the State of Delaware.
12.	Receipt of Prospectus — By accepting delivery of this Certificate, the Optionee acknowledges that he or she has received a copy of the Prospectus relating to the options and the shares of Company common stock covered thereby under the Plan.

EXHIBIT B
Liz Claiborne, Inc.

2006 Stock Option Grant Confirmation

Associate Name:

Associate Emplid#:

	Grant Date: “Start Date” (as defined in the Employment Agreement)

	Number of Shares:	63,150

	Exercise Price:	[1.2 multiplied by fair market value of Company stock on Grant Date]

	Vesting Schedule:	25% on the first anniversary of grant
		25% on the second anniversary of grant
		50% on the third anniversary of grant
WHILE EVERY EFFORT HAS BEEN MADE TO ENSURE THE ACCURACY OF THIS INFORMATION, THESE FIGURES ARE
SUBJECT TO FINAL AUDIT.
THE GRANT OF AN OPTION SHALL NOT CONFER ON THE RECIPIENT ANY RIGHT TO CONTINUE IN THE EMPLOY OR
OTHER SERVICE OF THE COMPANY, OR AFFECT ANY RIGHT WHICH THE COMPANY MAY HAVE TO TERMINATE SUCH
EMPLOYMENT OR SERVICE.

Stock Option Grant Certificate — Terms and Conditions
1.	Option Grant — Pursuant to the Liz Claiborne, Inc. 2005 Stock Incentive Plan (the “Plan”), Liz Claiborne, Inc. (the “Company”) hereby grants to the person named on the applicable grant confirmation statement (the “Optionee”) a nonqualified stock option (the “Option”) to purchase the number of shares of common stock of the Company at a purchase price as specified on the applicable grant confirmation statement. It is intended that the Option shall not qualify as an “incentive stock option” as defined in section 422 of the Internal Revenue Code of 1986, as amended.
2.	Exercisability — Subject to the further terms included herein, the Option shall become exercisable on the date or dates indicated on the grant confirmation statement, provided in each case that the Optionee is then and has at all times since the grant date remained an employee or otherwise in the service of the Company. Unless earlier terminated pursuant to the provisions of the Plan; the unexercised portion of the Option shall expire and cease to be on the seventh anniversary of the grant date of the option. The Option may be partially exercised from time to time up to the amount of shares exercisable at such time as set forth above.
3.	Exercising Options — Subject to the terms and conditions of the Plan, the Optionee may exercise Options by giving notice of exercise to the Company accompanied by payment of the aggregate Option exercise price for the shares being purchased together with any amount which the Company or its subsidiaries may be required to withhold upon such exercise in respect of applicable foreign, federal, state and local taxes, all in such manner as specified from time to time by the Company. Each such exercise notice shall specify the number of shares of Company common stock to be purchased, the Option exercise price, the grant date, and such other matters as may be required by the Company or the Company’s Compensation Committee (the “Committee”). Payment shall be made by certified or official bank check, or, at the discretion of the Committee and to the extent permitted by law, by such other means as the Committee may from time to time permit.
4.	Termination of Employment
4.1	If the Optionee’s employment terminates for any reason other than retirement, disability, death, dismissal for “Cause” or resignation without “Good Reason” (each as defined in the Optionee’s employment agreement dated October 13, 2006 (the “Employment Agreement”)), the Optionee may exercise the Option — to the extent it was exercisable at the time of such termination (taking into account the terms of Section 4(d) of the Optionee’s Liz Claiborne, Inc. Executive Termination Benefits Agreement dated October 13, 2006 (the “Executive Termination Benefits Agreement”)) — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the expiration of three months following the termination of employment; provided that if the Optionee’s employment is terminated for “Good Reason” or without “Cause” (each as defined in the Employment Agreement), then the Optionee may exercise the Option, to the extent exercisable at the time of such termination (taking into account the terms of Section 4(d) of the Executive Termination Benefits Agreement) until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above) and the expiration of one year following the termination of employment.

4.2	If the Optionee’s employment terminates due to the Optionee’s retirement, the Optionee may exercise the Option — to the extent it was exercisable at the time of such termination — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the third anniversary of the Optionee’s Retirement. “Retirement” shall mean the Optionee’s ceasing to be employed by the Company and any of its affiliates (other than a termination for cause or a resignation without the Company’s prior consent) on or after Optionee’s 65th birthday, on or after the date on which Optionee has attained age 60 and completed at least six years of vesting service (as defined in and determined under the Liz Claiborne Savings and Profit Sharing Plan, as the same has been and may from time to time be amended) or, if approved by the Committee, on or after the date the Optionee has completed at least 20 years of vesting service.

4.3	If the Optionee’s employment is terminated due to the Optionee’s disability (as defined in the Plan), the Optionee may exercise the Option — to the extent it was exercisable at the time of such termination (taking into account the accelerated vesting provision contained in Section 6(c) of the Employment Agreement) — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the first anniversary of the date of the Optionee’s termination of employment.

4.4	If the Optionee dies while employed by the Company or after employment terminates but during a period in which the option is exercisable pursuant to Section 4.1, 4.2 or 4.3 above, the Optionee’s beneficiaries may exercise the Option — to the extent it was exercisable at the time of such termination (taking into account the accelerated vesting provision contained in Section 6(c) of the Employment Agreement) — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the first anniversary of the Optionee’s death.

4.5	If the Company terminates Optionee’s employment for “Cause” or the Optionee resigns without “Good Reason” (each as defined in the Employment Agreement), the Option shall terminate upon the commencement of business on the date of the Optionee’s termination of employment.
5.	Plan Provisions to Prevail — The Option is subject to all of the terms and provisions of the Plan and the Employment Agreement. Without limiting the generality of the foregoing, by accepting the grant of the Option the Optionee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Option, the Plan or any other award under the Plan. In the event that there is any inconsistency between the provisions of this Certificate and the Plan, the provisions of the Plan shall govern. In the event that there is any inconsistency between the provisions of this Certificate and/or the Plan and the Employment Agreement, the provisions of the Employment Agreement shall govern.
6.	Notices — Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Chief Financial Officer, Liz Claiborne, Inc., One Claiborne Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section 6. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee’s home address of record, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.
7.	Right of Discharge Preserved — The grant of the Option and the terms set forth in this Certificate shall not confer upon the Optionee the right to continue in the employ or other service of the Company, nor shall it affect any right that the Company may have to terminate such employment or service.
8.	Transferability/Exercise After Death — The Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. The Option may be exercised only by the Optionee or the Optionee’s legal representative or, after the Optionee’s death, by the Optionee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the Participant’s will specifically disposes of the Option, in which case the Option may be exercised only by the recipient of such specific disposition. Any such individual or entity that exercises the Option after the Optionee’s death shall be bound by all the terms and conditions of the Plan and this Certificate.
9.	Entire Agreement — This Certificate and the Plan contain all of the terms of the Option and supersede all prior agreements and understandings between the Company and the Optionee with respect to the Option.

10.	Successors and Assigns — The terms of this Certificate shall be binding upon and inure to the benefit of the Company and the Optionee and the successors and assigns of the Company and, to the extent consistent with Section 4.4 above and with the Plan, the heirs and personal representatives of the Optionee.
11.	Governing Law — The Option and this Certificate shall be interpreted, construed and administered in accordance with the laws of the State of Delaware.
12.	Receipt of Prospectus — By accepting delivery of this Certificate, the Optionee acknowledges that he or she has received a copy of the Prospectus relating to the options and the shares of Company common stock covered thereby under the Plan.

EXHIBIT C
Liz Claiborne, Inc.

2006 Restricted Stock Grant Confirmation

Associate Name:

ID:

	Grant Date:	“Start Date” (as defined in the Employment Agreement)

	Number of Shares:	76,355

	Vesting Schedule:	33.3% vesting on first anniversary
		33.3% vesting on second anniversary
		33.4% vesting on third anniversary
	(each of Grant Date) except as specified in Section 6(b) or 6(c) of
	the Grantee’s Employment Agreement dated October 13, 2006,
	or Section 4(d) of Grantee’s Liz Claiborne, Inc. Executive
	Termination Benefits Agreement dated October 13, 2006, as
	applicable
WHILE EVERY EFFORT HAS BEEN MADE TO ENSURE THE ACCURACY OF THIS INFORMATION, THESE FIGURES ARE SUBJECT TO FINAL AUDIT
THE GRANT OF RESTRICTED SHARES SHALL NOT CONFER ON THE RECIPIENT ANY RIGHT TO CONTINUE IN THE EMPLOY OR OTHER SERVICE OF THE COMPANY, OR AFFECT ANY RIGHT WHICH THE COMPANY MAY HAVE TO TERMINATE SUCH EMPLOYMENT OR SERVICE.

Restricted Stock Grant Certificate — Terms and Conditions
1.	Restricted Stock Grant — Liz Claiborne, Inc. (the “Company”) hereby grants to the person named on the applicable grant confirmation statement (the “Recipient”) the number of restricted shares of common stock of the Company (the “Restricted Shares”) specified on the grant confirmation statement. As soon as practicable after the acceptance by the Recipient of this Certificate, the Company shall cause the Restricted Shares to be issued in the name of the Recipient, by book entry registration at the Company’s transfer agent. Such issuance shall be subject to this Certificate and the restrictions set forth in Sections 3 and 7 hereof. Upon the issuance of shares, the Recipient shall have the rights of a stockholder with respect to the Restricted Shares, subject to the terms, conditions and restrictions set forth in this Certificate.

2.	Vesting — Subject to the further terms included herein, the Restricted Shares shall vest and become free of restrictions on the date or dates indicated on the grant confirmation statement, provided in each case that the Recipient is then and has at all times since the grant date remained an employee of the Company. Each such date is referred to as a “Vesting Date.” As soon as practicable after each Vesting Date, the Company shall indicate on the Recipient’s account with respect to such shares that such shares are free of restrictions, and credit to such account an amount of shares released from the Dividend Escrow Account pursuant to Section 6. Vested shares shall remain subject to Sections 7 and 8.

3.	Restrictions on Shares — The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to vesting. These restrictions shall apply as well to any shares of Common Stock or other securities of the Company which may be acquired by the Recipient in respect of the Restricted Shares as a result of any stock split, stock dividend, combination of shares or other change or any exchange, reclassification or conversion of securities.

4.	Termination of Employment — Subject to the terms of Section 6(b) or 6(c) of the Recipient’s employment agreement dated October 13, 2006 (the “Employment Agreement”) or Section 4(d) of the Recipient’s Liz Claiborne, Inc. Executive Termination Benefits Agreement dated October 13, 2006, as applicable, upon termination of the Recipient’s employment with the Company for any reason, any unvested Restricted Shares shall be forfeited, and the Dividend Escrow Account (as defined in Section 6) shall be terminated, it being understood and agreed that Recipient shall not be entitled to any payment whatsoever under this Certificate or provisions of the Plan relating to this Certificate in connection with such forfeiture and termination.

5.	Plan Provisions to Prevail — The Restricted Shares are subject to all of the terms and provisions of the Liz Claiborne, Inc. 2005 Stock Incentive Plan (the “Plan”) and the Employment Agreement. Without limiting the generality of the foregoing, by accepting the grant of the Restricted Shares the Recipient agrees that no member of the Company’s Compensation Committee (the “Committee”) shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Certificate. In the event that there is any inconsistency between the provisions of this Certificate and the Plan, the provisions of the Plan shall govern. In the event that there is any inconsistency between the provisions of this Certificate and/or the Plan and the Employment Agreement, the provisions of the Employment Agreement shall govern.

6.	Dividends — Cash dividends that become payable on unvested Restricted Shares shall be held by the Company in escrow. On each Common Stock dividend payment date (each, a “RS Dividend Date”), the Company shall be deemed to have reinvested any cash dividend otherwise then payable on the unvested Restricted Shares in a number of phantom shares of Common Stock (including any fractional share) equal to the quotient of such dividend divided by the Market Value of a share of Common Stock on such RS Dividend Date and to have credited such phantom shares to an unfunded book account in the Recipient’s name (the “Dividend Escrow Account”). As of each subsequent RS Dividend Date, the phantom shares then credited to the Dividend Escrow Account shall be deemed to receive a dividend at the then applicable dividend rate, which shall be reinvested in the same manner in such account in the form of additional phantom shares. If any dividend payable on any RS Dividend Date is paid in the form of Common Stock, such stock dividend shall be treated as additional Restricted Shares under this Certificate, with such additional Restricted Shares being subject to the same vesting and other restrictions as the Restricted Shares with respect to which dividends became payable, and with any fractional share being treated as a cash dividend that is subject to the escrow and reinvestment procedures in this Section 6. Any other non-cash dividends credited with respect to Restricted Shares shall be subject to the escrow and reinvestment procedures in this Section 6, and shall be valued for purposes of this Section 6 at the fair market value thereof as of the relevant RS Dividend Date, as determined by the Committee in its sole discretion. At any Vesting Date, the Company shall deliver out of escrow to the Recipient that whole number of shares of Common Stock equal to the whole number of phantom shares then credited to the Dividend Escrow Account as the result of the deemed investment and reinvestment in phantom shares of the dividends attributable to the Restricted Shares on which restrictions lapse at such Vesting Date. The value of any fractional share shall be paid in cash.

7.	Withholding Taxes — Prior to the recording on Recipient’s account that any shares are free of restrictions, the Company shall withhold from Recipient’s account a number of shares having a Fair Market Value on the Vesting Date, rounded to the nearest whole share, equal to an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax that the Company is required to withhold with respect to the shares becoming free of restrictions on such Vesting Date. Recipient’s receipt of the Restricted Shares and this Certificate constitutes Recipient’s consent to such withholding of shares. In lieu of such withholding of shares, the Recipient may remit such amount in cash to the Company.

8.	Nature of Payments — The grant of the Restricted Shares hereunder is in consideration of services to be performed by the Recipient for the Company and constitutes a special incentive payment and the parties agree that it is not to be taken into account in computing the amount of salary or compensation of the Recipient for the purposes of determining (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, or (ii) any severance or other amounts payable under any other agreement between the Company and the Recipient.

9.	Notices — Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Chief Financial Officer, Liz Claiborne, Inc., One Claiborne Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Recipient by notice as provided in this Section 9. Any notice to be given to the Recipient hereunder shall be addressed to the Recipient’s home address of record, or at such other address as the Recipient may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

10.	Right of Discharge Preserved — The grant of the Restricted Shares and the terms set forth in this Certificate shall not confer upon the Recipient the right to continue in the employ or other service of the Company, and shall not affect any right which the Company may have to terminate such employment or service.

11.	Successors and Assigns — The terms of this Certificate shall be binding upon and inure to the benefit of the Company and the Recipient and the successors and assigns of the Company and, to the extent consistent with Section 4 above and with the Plan, the heirs and personal representatives of the Recipient.

12.	Governing Law — The Restricted Shares and this Certificate shall be interpreted, construed and administered in accordance with the laws of the State of Delaware.

13.	Receipt of Prospectus — By accepting delivery of this Certificate, the Recipient acknowledges that he or she has received a copy of the Prospectus relating to the options and the shares of Company common stock covered thereby under the Plan.

EXHIBIT D
Liz Claiborne, Inc.
2006 Restricted Stock Grant Confirmation

Associate Name:

ID:

	Grant Date:	“Start Date” (as defined in the Employment Agreement)

	Number of Shares:	62,500

	Vesting Schedule:	100% vesting on fifth anniversary of
	Grant Date except as specified in Section 6(b) or 6(c) of the
	Grantee’s Employment Agreement dated October 13, 2006, or
	Section 4(d) of Grantee’s Liz Claiborne, Inc. Executive
	Termination Benefits Agreement dated October 13, 2006, as
	applicable
WHILE EVERY EFFORT HAS BEEN MADE TO ENSURE THE ACCURACY OF THIS INFORMATION, THESE FIGURES ARE SUBJECT TO FINAL AUDIT
THE GRANT OF RESTRICTED SHARES SHALL NOT CONFER ON THE RECIPIENT ANY RIGHT TO CONTINUE IN THE EMPLOY OR OTHER SERVICE OF THE COMPANY, OR AFFECT ANY RIGHT WHICH THE COMPANY MAY HAVE TO TERMINATE SUCH EMPLOYMENT OR SERVICE.

Restricted Stock Grant Certificate — Terms and Conditions
1.	Restricted Stock Grant — Liz Claiborne, Inc. (the “Company”) hereby grants to the person named on the applicable grant confirmation statement (the “Recipient”) the number of restricted shares of common stock of the Company (the “Restricted Shares”) specified on the grant confirmation statement. As soon as practicable after the acceptance by the Recipient of this Certificate, the Company shall cause the Restricted Shares to be issued in the name of the Recipient, by book entry registration at the Company’s transfer agent. Such issuance shall be subject to this Certificate and the restrictions set forth in Sections 3 and 7 hereof. Upon the issuance of shares, the Recipient shall have the rights of a stockholder with respect to the Restricted Shares, subject to the terms, conditions and restrictions set forth in this Certificate.

2.	Vesting — Subject to the further terms included herein, the Restricted Shares shall vest and become free of restrictions on the date or dates indicated on the grant confirmation statement, provided in each case that the Recipient is then and has at all times since the grant date remained an employee of the Company. Each such date is referred to as a “Vesting Date.” As soon as practicable after each Vesting Date, the Company shall indicate on the Recipient’s account with respect to such shares that such shares are free of restrictions, and credit to such account an amount of shares released from the Dividend Escrow Account pursuant to Section 6. Vested shares shall remain subject to Sections 7 and 8.

3.	Restrictions on Shares — The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to vesting. These restrictions shall apply as well to any shares of Common Stock or other securities of the Company which may be acquired by the Recipient in respect of the Restricted Shares as a result of any stock split, stock dividend, combination of shares or other change or any exchange, reclassification or conversion of securities.

4.	Termination of Employment — Subject to the terms of Section 6(b) or 6(c) of the Recipient’s employment agreement dated October 13, 2006 (the “Employment Agreement”) or Section 4(d) of the Recipient’s Liz Claiborne, Inc. Executive Termination Benefits Agreement dated October 13, 2006, as applicable, upon termination of the Recipient’s employment with the Company for any reason, any unvested Restricted Shares shall be forfeited, and the Dividend Escrow Account (as defined in Section 6) shall be terminated, it being understood and agreed that Recipient shall not be entitled to any payment whatsoever under this Certificate or provisions of the Plan relating to this Certificate in connection with such forfeiture and termination.

5.	Plan Provisions to Prevail — The Restricted Shares are subject to all of the terms and provisions of the Liz Claiborne, Inc. 2005 Stock Incentive Plan (the “Plan”) and the Employment Agreement. Without limiting the generality of the foregoing, by accepting the grant of the Restricted Shares the Recipient agrees that no member of the Company’s Compensation Committee (the “Committee”) shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Certificate. In the event that there is any inconsistency between the provisions of this Certificate and the Plan, the provisions of the Plan shall govern. In the event that there is any inconsistency between the provisions of this Certificate and/or the Plan and the Employment Agreement, the provisions of the Employment Agreement shall govern.

6.	Dividends — Cash dividends that become payable on unvested Restricted Shares shall be held by the Company in escrow. On each Common Stock dividend payment date (each, a “RS Dividend Date”), the Company shall be deemed to have reinvested any cash dividend otherwise then payable on the unvested Restricted Shares in a number of phantom shares of Common Stock (including any fractional share) equal to the quotient of such dividend divided by the Market Value of a share of Common Stock on such RS Dividend Date and to have credited such phantom shares to an unfunded book account in the Recipient’s name (the “Dividend Escrow Account”). As of each subsequent RS Dividend Date, the phantom shares then credited to the Dividend Escrow Account shall be deemed to receive a dividend at the then applicable dividend rate, which shall be reinvested in the same manner in such account in the form of additional phantom shares. If any dividend payable on any RS Dividend Date is paid in the form of Common Stock, such stock dividend shall be treated as additional Restricted Shares under this Certificate, with such additional Restricted Shares being subject to the same vesting and other restrictions as the Restricted Shares with respect to which dividends became payable, and with any fractional share being treated as a cash dividend that is subject to the escrow and reinvestment procedures in this Section 6. Any other non-cash dividends credited with respect to Restricted Shares shall be subject to the escrow and reinvestment procedures in this Section 6, and shall be valued for purposes of this Section 6 at the fair market value thereof as of the relevant RS Dividend Date, as determined by the Committee in its sole discretion. At any Vesting Date, the Company shall deliver out of escrow to the Recipient that whole number of shares of Common Stock equal to the whole number of phantom shares then credited to the Dividend Escrow Account as the result of the deemed investment and reinvestment in phantom shares of the dividends attributable to the Restricted Shares on which restrictions lapse at such Vesting Date. The value of any fractional share shall be paid in cash.

7.	Withholding Taxes — Prior to the recording on Recipient’s account that any shares are free of restrictions, the Company shall withhold from Recipient’s account a number of shares having a Fair Market Value on the Vesting Date, rounded to the nearest whole share, equal to an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax that the Company is required to withhold with respect to the shares becoming free of restrictions on such Vesting Date. Recipient’s receipt of the Restricted Shares and this Certificate constitutes Recipient’s consent to such withholding of shares. In lieu of such withholding of shares, the Recipient may remit such amount in cash to the Company.

8.	Nature of Payments — The grant of the Restricted Shares hereunder is in consideration of services to be performed by the Recipient for the Company and constitutes a special incentive payment and the parties agree that it is not to be taken into account in computing the amount of salary or compensation of the Recipient for the purposes of determining (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, or (ii) any severance or other amounts payable under any other agreement between the Company and the Recipient.

9.	Notices — Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Chief Financial Officer, Liz Claiborne, Inc., One Claiborne Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Recipient by notice as provided in this Section 9. Any notice to be given to the Recipient hereunder shall be addressed to the Recipient’s home address of record, or at such other address as the Recipient may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

10.	Right of Discharge Preserved — The grant of the Restricted Shares and the terms set forth in this Certificate shall not confer upon the Recipient the right to continue in the employ or other service of the Company, and shall not affect any right which the Company may have to terminate such employment or service.

11.	Successors and Assigns — The terms of this Certificate shall be binding upon and inure to the benefit of the Company and the Recipient and the successors and assigns of the Company and, to the extent consistent with Section 4 above and with the Plan, the heirs and personal representatives of the Recipient.

12.	Governing Law — The Restricted Shares and this Certificate shall be interpreted, construed and administered in accordance with the laws of the State of Delaware.

13.	Receipt of Prospectus — By accepting delivery of this Certificate, the Recipient acknowledges that he or she has received a copy of the Prospectus relating to the options and the shares of Company common stock covered thereby under the Plan.

EXHIBIT E
LIZ CLAIBORNE, INC.
EXECUTIVE TERMINATION BENEFITS AGREEMENT
This Executive Termination Benefits Agreement (this “Agreement”), dated as of the 13th day of October, 2006, (the “Effective Date”) is by and between Liz Claiborne, Inc., a Delaware corporation (the “Company”), and William L. McComb (the “Executive”).
WHEREAS, the Company’s Board of Directors (the “Board”) recognizes that the possibility of a change in control of the Company and the uncertainty and questions which it may raise may result in the departure or distraction of the Executive to the detriment of the Company and its stockholders;
WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Executive to his/her assigned duties in the face of the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by the possibility, threat or occurrence of a change in control of the Company;
WHEREAS, should the Company be faced with a possible change in control situation, in addition to the Executive’s regular duties, he/she may be called upon to assist in the assessment of proposals, advise management and the Board as to whether such proposals would be in the best interests of the Company and its stockholders, and to take such other actions as the Board might determine to be appropriate.
NOW, THEREFORE, to assure the Company that it will have the continued undivided attention and services of the Executive and the availability of his/her advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company in such a circumstance, for the benefit of the Company and its shareholders, and for other good and valuable consideration, the Company and the Executive agree as follows:
1. Term of Agreement.
(a) Except as otherwise provided in Section 1(b) below, this Agreement shall be effective as of the date hereof and shall continue in effect until the end of the “Term of Employment” as such term is used in the employment agreement between the Company and the Executive dated October 13, 2006 (the “Employment Agreement”).
(b) If a Change in Control shall have occurred at any time during the period in which this Agreement is effective, then notwithstanding any provision hereof to the contrary, this Agreement shall be effective and continue in effect for (i) the remainder of the month in which the Change in Control occurred and (ii) a term of thirty-six (36) months beyond the month in which such Change in Control occurred; provided that if any obligations of the Company hereunder shall not have been fully and finally discharged at the end of such thirty six (36) month period, this Agreement shall remain in effect until such

EXHIBIT E
obligations shall have been finally discharged in full. The period commencing on the earlier of a Potential Change in Control (if applicable) or Change in Control and ending with the conclusion of such thirty-six (36) month period shall be referred to hereinafter as the “Protected Period”.
2. Change in Control and Potential Change in Control.
(a) For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred:
(i) if any person as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (a “Person”), but excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act, as amended from time to time) of Company securities representing 25% or more of either (i) the then outstanding shares of the Company’s common stock or (ii) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), or (B) any acquisition by any corporation or similar entity pursuant to a reorganization, merger or consolidation if following such reorganization, merger or consolidation, the conditions described in sub-clauses (1), (2), and (3) of Section 2(a)(iii) below have been satisfied; or
(ii) if individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) upon consummation of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of

EXHIBIT E
common stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) no Person (excluding (A) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and (B) any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, 25% or more of, respectively, the then outstanding shares of the common stock of the Company, or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement relating to, or of the action of the Incumbent Board providing for, such Business Combination; or
(iv) upon consummation of the sale or other disposition of all or substantially all of the assets of the Company, unless following such transaction (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such transaction beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the acquiring corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) no Person (excluding (A) any employee benefit plan (or related trust) of the Company or such acquiring corporation and (B) any Person beneficially owning, immediately prior to such transaction, 25% or more of, respectively, the then outstanding shares of the common stock of the Company, or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) beneficially owns, directly or indirectly, 25% or more of,

EXHIBIT E
respectively, the then outstanding shares of common stock of the acquiring corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the acquiring corporation were members of the Incumbent Board at the time of the execution of the initial agreement relating to, or of the action of the Incumbent Board providing for, such sale or disposition; or
(v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(b) For purposes of this Agreement, a “Potential Change in Control” shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred; provided that the Board shall not be precluded from adopting a resolution to the effect that for purposes of this Agreement, it is the good faith opinion of the Board that a Potential Change in Control has been abandoned and that a Potential Change in Control no longer exists.
(c) For purposes of Sections 3 through 9 of this Agreement, the term “Company” shall include Liz Caliborne, Inc. and any successor thereto, whether by merger, reorganization, consolidation, acquisition of substantially all of its assets or any other means.
3. Covered Termination.
(a) In the event that the Executive’s employment is terminated during the Protected Period either (i) by the Company without Cause (as defined in Section 3(c) below) or (ii) by the Executive for Good Reason (as defined in Section 3(b) below) (each, a “Covered Termination”), the Company will provide the Executive with the payments and benefits set forth in Section 4 below.
(b) For purposes of this Agreement, “Good Reason” shall mean the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause as provided below, for such termination exists or has occurred, including without limitation other employment):
(i) failure to elect or reelect or otherwise maintain the Executive in the offices or positions, or substantially equivalent offices or positions, of or with the Company, which the Executive held immediately prior to the Change of Control;

EXHIBIT E
(ii) a significant adverse change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to the position with the Company which the Executive held immediately prior to the Change in Control;
(iii) a reduction by the Company, without the Executive’s prior consent, in either (1) the Executive’s annual base salary immediately prior to the Change in Control or (2) the Executive’s target bonus opportunity (expressed as a percentage of the Executive’s annual base salary) immediately prior to the Change in Control;
(iv) the Company’s requiring the Executive, without the Executive’s prior consent, to be based more than fifty (50) miles from the Company’s offices at which the Executive is based immediately prior to the Change in Control (excluding for this purpose required travel on the Company’s business to an extent substantially consistent with the Executive’s business travel obligations immediately prior to the Change in Control), or, in the event the Executive consents to any such relocation of his/her offices, the failure by the Company to provide the Executive with all of the benefits of the Company’s relocation policy as in effect immediately prior to the Change in Control;
(v) the failure by the Company, without the Executive’s prior consent, to pay to the Executive any portion of the Executive’s current compensation (for purposes of this clause (v), “current compensation” shall mean the Executive’s annual base salary as in effect on the date hereof or as the same may be increased from time to time, plus the bonuses awarded to the Executive pursuant to the Company’s cash incentive bonus plan), or to pay to the Executive any portion of any installment or deferred compensation under any deferred compensation program of the Company within twenty (20) days after request for payment by the Executive after such deferred compensation is due;
(vi) the failure by the Company to continue in effect any then ongoing compensation or benefit plan in which the Executive participates immediately prior to the Change in Control and which is significant to the Executive’s total compensation opportunity on either an annual or long-term basis, including, but not limited to, the Company’s 2005 Stock Incentive Plan, any other long-term incentive plan of the Company, or any substitute plan for any of the foregoing adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive’s participation therein on a basis not significantly less favorable to the Executive, in terms of the amount of the compensation opportunities so provided, to those provided to the Executive immediately prior to the Change in Control, it being agreed, without limiting the foregoing, for the avoidance of doubt, that the Company shall be deemed to have failed to continue the Executive’s participation in such plans on a basis not significantly less favorable to the Executive in the event that the Executive’s target long-term incentive compensation opportunity

EXHIBIT E
(expressed as a percentage of the Executive’s base salary) subsequent to the Change of Control shall not equal or exceed his/her long-term incentive compensation opportunity (expressed as a percentage of the Executive’s base salary) as in effect immediately prior to the Change in Control;
(vii) the failure by the Company to continue to provide the Executive with benefits comparable in the aggregate to those enjoyed by the Executive under the Company’s retirement, life insurance, medical, dental, health, accident and disability plans in which the Executive was participating immediately prior to the Change in Control;
(viii) the failure of the Company to obtain an agreement from any successor to assume and agree to perform this Agreement as contemplated by Section 9 below prior to the effective date of any such succession, or, if such an agreement is not so obtained, the failure of the Company, within three (3) business days after receiving a written request from the Executive for such agreement, to so provide such agreement;
(ix) any failure of the Company to timely renew the Term of Employment (as such term is used in the Employment Agreement) at the end of the Initial Term (as such term is used in the Employment Agreement) or at the end of any extension period of the Term of Employment after the Initial Term, in accordance with Section 2 of the Employment Agreement; or
(x) any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5(a) below.
The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. Notwithstanding the foregoing, the occurrence of an event that would otherwise constitute Good Reason hereunder shall cease to be an event constituting Good Reason if the Executive does not provide a Notice of Termination to the Company within one hundred eighty (180) days of the date that the Executive first becomes aware of the occurrence of such event.
(c) For purposes of this Agreement, “Cause” shall mean and be limited to
(i) the Executive’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his/her material duties, responsibilities and obligations (other than a failure resulting from the Executive’s incapacity due to physical or mental illness or other reasons beyond the control of the Executive), and which

EXHIBIT E
failure or refusal results in demonstrable direct and material injury to the Company;
(ii) any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) which results in demonstrable direct and material injury to the Company;
(iii) conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud; or
(iv) the Executive’s complete inability to perform his/her material duties, responsibilities and obligations on account of a physical or mental incapacity or impairment for a period of more than 180 consecutive days or for an aggregate of 240 days within a 360-day period, which incapacity or impairment continues for more than thirty (30) days after the Executive’s receipt of written notice from the Company given after such 180 or 240 day period has run without the Executive’s return, on a substantially full-time basis, to employment. For purposes of determining whether Cause exists, no act, or failure to act, on the Executive’s part shall be deemed “willful” or “intentional” unless done, or omitted to be done, by the Executive in bad faith, and without reasonable belief that his/her action or omission was in the best interests of the Company.
For purposes of clause (iv) above, a determination of the Executive’s complete inability to perform his/her material duties, responsibilities and obligations will be made by a single physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company cannot agree as to a single physician, then each will select a physician and these two together will select a third physician, whose determination will be binding on the Executive and the Company. The Executive shall have the right to present to the Company and such physician such information and arguments on the Executive’s behalf as the Executive deems appropriate, including the opinion of the Executive’s personal physician.
Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for “Cause” hereunder unless and until there shall have been delivered to the Executive a copy of a resolution (a “Cause Resolution”) duly adopted by the affirmative vote of not less than two thirds (2/3) of the Board then in office at a meeting of the Board called upon reasonable notice to all Directors and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board at such meeting, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting “Cause” as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination and/or Cause Resolution.

EXHIBIT E
(d) Nothing contained in this Agreement is intended to, or shall operate to, preclude the payment of any amounts (other than cash severance benefits) otherwise payable to the Executive under any of the Company’s employee benefit plans, stock plans, programs and arrangements and/or under the Employment Agreement, or to limit or otherwise adversely affect such rights as the Executive may have under any contract or agreement with the Company.
4. Severance Payments and Benefits.
(a) In lieu of any other cash severance payments to which the Executive may otherwise be entitled under the Employment Agreement or otherwise (and which other cash severance payments the Executive hereby expressly waives), and subject to the provisions regarding cutback of benefits in certain circumstances as expressly provided in Section 6(h) below, the Company shall pay or provide to the Executive the following amounts (the “Severance Payments”) upon the occurrence of a Covered Termination during the Protected Period:
(i) an amount equal to three (3) times the amount of the Executive’s effective annual base salary rate, as in effect immediately prior to a Change of Control or the Date of Termination (as defined in Section 5(b) below), whichever amount is higher;
(ii) an amount equal to three (3) times (A) the average annual bonus earned by the Executive under the Company’s cash incentive bonus plan in respect of the three fiscal years of the Company ending prior to (w) the date on which a Change of Control occurred or (x) the date on which the Date of Termination occurred, whichever amount is higher, or, in the event the Date of Termination and the Change of Control occur prior to the determination by the Compensation Committee of the Company of an annual bonus in respect of fiscal year 2007, (B) the Executive’s Bonus Target Threshold (expressed as a percentage in Section 3(b)(3) of the Employment Agreement) for the fiscal year of the Company in which (y) the date on which a Change of Control occurred or (z) the date on which the Date of Termination occurred, whichever amount is higher;
(iii) an amount equal to the Executive’s annual bonus earned or accrued in respect of any prior fiscal year of the Company but not yet paid as of the Date of Termination; and
(iv) an amount equal to the product of (x) the greater of (A) the Executive’s target bonus opportunity under the Company’s cash incentive bonus plan for the fiscal year in which the Date of Termination occurs; and (B) the average bonus the Executive earned for the three (3) fiscal years preceding the fiscal year in which the Change in Control occurred, multiplied by (y) a fraction, the numerator of which is the number of months and partial months expired in the fiscal year of

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the Company in which the Date of Termination occurs, through the Date of Termination, and the denominator of which is twelve (12).
(b) In the case of a Covered Termination during the Protected Period, in addition to the payments provided for in Section 4(a) above, the Company shall, during the period ending thirty-six (36) months after the month in which the Date of Termination occurs, arrange at the Company’s sole expense to provide the Executive and his/her dependents with life, medical, dental, health, and disability insurance benefits at least equal, in type and level of coverage, to those which the Executive and his/her dependents were receiving immediately prior to the Notice of Termination (without, however, giving any effect to any reduction in such benefits subsequent to a Change in Control). Benefits otherwise receivable by the Executive pursuant to this Section 4(b) shall be reduced to the extent that comparable benefits equal in type and level of coverage are actually received by the Executive from, or made available to the Executive by, a subsequent employer without greater cost to him/her than as provided by the Company during such 36-month period (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive). In addition, in the event that the Executive and/or his/her dependents are ineligible under the terms of any of the Company’s plans to continue to be so covered, the Company shall provide to the Executive a lump sum payment (determined on a present value basis using the interest rate provided for in Section 1274(b)(2)(B) of the Internal Revenue Code on the Date of Termination) in such amount, after taxes, that shall be equal to the cost to the Executive of procuring such coverage for such period.
(c) In the case of a Covered Termination during the Protected Period, (i) any unvested amount credited to the Executive’s bookkeeping account under the Company’s Supplemental Executive Retirement Plan as in effect on the date hereof, and as the same may be amended prior to any Change of Control (“SERP”), will become fully vested as of the Date of Termination, and in such event such bookkeeping account shall be increased as of the Date of Termination by the aggregate amount of the unvested portion of any account maintained for the Executive under any of the Company’s “qualified” retirement plans as of the Executive’s date of termination of employment; and (ii) the Executive’s SERP account shall be distributed to the Executive as provided under the terms of the SERP and in accordance with the Executive’s distribution election then in effect.
(d) In the case of a Covered Termination during the Protected Period, notwithstanding anything to the contrary contained herein, all outstanding stock options and restricted share, and restricted unit awards, if any, granted to the Executive under any of the Company’s stock incentive plans or other similar plans shall become fully vested and, to the extent applicable, exercisable.
(e) In the case of a Covered Termination during the Protected Period, the Company shall pay to the Executive all other amounts vested, accrued or earned by the Executive through the Date of Termination and amounts otherwise owing under the then existing

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plans and policies of the Company, including but not limited to all compensation or other amounts previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company.
(f) The Company shall pay to the Executive the amount due pursuant to Section 4(a) in a lump sum cash payment as soon as practicable, but in any event by the fifth (5th) business day following the Date of Termination.
5. Notice of Termination and Date of Termination.
(a) During the Protected Period, any termination of the Executive’s employment by the Executive for Good Reason or by the Company for Cause or without Cause shall be communicated by written Notice of Termination from the party terminating employment hereunder to the other party hereto in accordance with Section 10 below. For purposes of this Agreement, a “Notice of Termination” shall mean (i) a notice given to the Executive by the Company indicating a termination without Cause, or (ii) a notice given in good faith and with a reasonable belief that Good Reason or Cause, as the case may be, has occurred, which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Any Notice of Termination must specify a Date of Termination; any Notice of Termination for Cause shall include a copy of the relevant Cause Resolution.
(b) For purposes of this Agreement, “Date of Termination” shall mean (i) in the case of a termination by the Company for Cause or by the Executive for Good Reason, the date specified as the Executive’s last day of employment in the Notice of Termination, which shall not be less than ten (10) business days after the date such Notice of Termination is deemed given in accordance with Section 10 below, or (ii) in any other case, the last day worked by the Executive as reflected on the Company’s payroll records.
6. Tax Gross-Up; Potential Reduction in Severance Amount.
(a) Anything in this Agreement to the contrary notwithstanding, but subject to Section 6(h), in the event that a Covered Termination shall occur during the Protected Period and it shall be determined (as hereafter provided) that any payment (other than the Gross-Up payments provided for in this Section 6) or distribution by the Company or any of its subsidiaries to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or pursuant to any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, restricted stock or deferred stock, or the lapse or termination of any restriction on, deferral period or the vesting or exercisability of any of the foregoing (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision thereto, by reason of being considered “contingent on a change in ownership or control” of the Company within the meaning of Section 280G

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of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment or payments (collectively, a “Gross-Up Payment”) as provided herein. The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax and any federal, state or local income and employment tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.
(b) Subject to the provisions of Section 6(f) below, all determinations required to be made under this Section 6, including the determination as to whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the “Accounting Firm”) selected by the Executive in his sole discretion. The Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the date of the Change in Control, the Date of Termination, if applicable, and any such other time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an “Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 6(f) below and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five (5) business days after receipt of such determination and calculations.
(c) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and

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issuance of the determinations and calculations contemplated by Section 6(b) above. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive.
(d) The federal, state and local income or other tax returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his/her federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive’s federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days after receipt of the Accounting Firm’s determination pay to the Company the amount of such reduction.
(e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 6(b) above shall be borne solely by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five (5) business days after receipt from the Executive of a statement therefor and reasonable evidence of the payment thereof.
(f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment or any additional Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten (10) business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (x) the expiration of the thirty (30)-calendar day period following the date on which he gives such notice to the Company and (y) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:
(i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;
(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney

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competent in respect of the subject matter and reasonably selected by the Company;
(iii) cooperate with the Company in good faith in order effectively to contest such claim; and
(iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income or employment tax, including interest and penalties with respect thereto, imposed as a result of such contest and payment of costs and expenses.
Without limiting the foregoing provisions of this Section 6(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 6(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at his/her own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
(g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(f), the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements of Section 6(f)) above promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(f), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of thirty (30) calendar days after such

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determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 6.
(h) Notwithstanding any provision of this Agreement to the contrary, if but for this sentence, the Company would be obligated to make “parachute payments” to the Executive, whether under this Agreement, the terms of any stock-based compensation award or any other agreement, contract or arrangement, but the aggregate “present value” of all such parachute payments does not exceed the lesser of (i) (x) 1.05 multiplied by (y) three (3) times the Executive’s “base amount” or (ii) $250,000 plus three (3) times the Executive’s “base amount,” then the payments and benefits to be paid or provided under this Agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of the total payments or benefits due to the Executive on account of a change in control of the Company, determined after the reduction under this Agreement, constitutes an “excess parachute payment.” For purposes of this Section 6(h), the terms “change in control,” “excess parachute payment,” “present value,” “parachute payment,” and “base amount” have the meanings assigned to them by Section 280G of the Code. The determination of whether any reduction in such payments or benefits to be provided under this Agreement is required pursuant to the preceding sentence will be made, if requested by the Executive or the Company, at the expense of the Company by the Company’s regular outside accounting firm. The fact that the Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 6(h) will not of itself limit or otherwise affect any other rights of the Executive other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement is required to be reduced pursuant to this Section 6(h), the Executive will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 6(h). The Company will provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation. In the event that the Executive fails to make such designation within ten (10) business days of the Termination Date, the Company may effect such reduction in any manner it deems appropriate. If, despite a reduction in payments and/or benefits in accordance with this Section 6(h), the Executive is required, after notice to the Company pursuant to Section 6(f), to pay an Excise Tax, the Executive shall be paid a Gross-Up Payment in accordance with Section 6(a), but shall not be entitled to any additional amounts relating to such reduction in payments and/or benefits, notwithstanding the failure of the reduction to achieve the goal of avoiding an Excise Tax liability.
7. No Mitigation Obligation or Permitted Offset.
The Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise,

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except as expressly provided in the penultimate sentence of Section 4(b) above with respect to the provision of comparable welfare benefits by a subsequent employer. The Company shall not be permitted to reduce any payment owed to the Executive under this Agreement by any amount owed, or allegedly owed, to the Company by the Executive.
8. Arbitration; Payment of Legal Fees.
(a) All claims by the Executive for payments and other benefits under this Agreement shall be in writing and directed to the Board. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board any decision of the Board within sixty (60) days after notification by the Board that the Executive’s claim has been denied. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in the State, City and County of New York in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties hereto agree that any arbitral award may be enforced against the parties to an arbitration proceeding or their assets wherever they may be found.
(b) In the event of any dispute, claim or controversy arising out of or in connection with this Agreement, including without limitation in connection with the Executive’s seeking to obtain or enforce any right or benefit provided by this Agreement, if the Executive prevails on any of the material issues involved in any such dispute, claim or controversy, the Company shall pay to the Executive immediately upon demand all reasonable expenses (including without limitation attorneys’ fees) incurred by the Executive in connection therewith. Any such reimbursement shall be in addition to the Company’s obligations to pay or reimburse the Executive’s fees and expenses as provided in Section 6 above.
9. Successors.
(a) In addition to any obligation imposed by law upon any successor to the Company, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
(b) This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive dies while any amounts are payable to the

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Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his estate.
10. Notices.
All notices or communications required or permitted hereunder will be given in writing by personal delivery; by confirmed facsimile transmission; by express delivery via any reputable express courier service; or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the parties at the respective addresses set forth below or at such other address as may be designated in writing by either party to the other in the manner set forth herein. Notices and communications which are delivered personally, by confirmed facsimile transmission, or by courier as aforesaid, will be deemed effectively given on the date of delivery; those delivered by mail as aforesaid will be deemed effectively given upon the fifth (5th) calendar day subsequent to the postmark date thereof.
If to the Company:
Liz Claiborne, Inc.
One Claiborne Avenue
North Bergen, NJ 07047
Attention: General Counsel
If to the Executive:
At the address set forth opposite the Executive’s name
on the signature page hereof or any changed address on the books and records of the Company from time to time
11. Governing Law.
This Agreement has been made and will be governed in all respects by the internal laws of the State of Delaware applicable to contracts made and to be wholly performed within such state (without regard to principles of conflict of laws) and the parties hereby irrevocably consent to the jurisdiction of the federal and state courts sitting in the State of Delaware for the purpose of enforcing this Agreement.
12. Miscellaneous.
(a) No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

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(b) This Agreement, taken together with the provisions of any employment agreement or other written agreement relating to the Executive, sets forth the entire agreement by and between the Company and the Executive with respect to the subject matter hereof.
(c) Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any subsidiary prior to or following any Change in Control.
(d) The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.
(e) In the event that the Company refuses or otherwise fails to make a payment when due and it is ultimately decided that the Executive is entitled to such payment, such payment shall be increased to reflect an interest factor, compounded annually, equal to the prime rate in effect as of the date the payment was first due plus five (5) points. For this purpose, the prime rate shall be based on the rate identified by JPMorgan Chase as its prime rate in New York City.
(f) The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
(g) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 9 above. Without limiting the foregoing, the Executive’s right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his/her will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer by the Executive contrary to this Section 12(g) the Company shall have no liability to pay any amount so attempted to be assigned or transferred to any person other than the Executive or, in the event of his/her death, his/her estate.
(h) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

Liz Claiborne, Inc.

By:

William L. McComb

EXHIBIT F
GENERAL RELEASE
      GENERAL RELEASE (this “Release”), by [Name] (the “Executive”) in favor of Liz Claiborne, Inc. (the “Company”), its subsidiaries, affiliates, officers, directors, employees, shareholders, attorneys and agents and their predecessors, successors and assigns, individually and in their official capacities (together, the “Released Parties”).
      WHEREAS, Executive has been employed as Chief Executive Officer of the Company; and
      WHEREAS, Executive is seeking payments under his Employment Agreement, dated October 13, 2006 (as the same may have been amended from time to time, the “Employment Agreement”), with the Company that are conditioned on the effectiveness of this Release.
      NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties agree as follows:
          1. General Release. Executive knowingly and voluntarily waives, terminates, cancels, releases and discharges forever the Released Parties from any and all actions, causes of action, claims, allegations, rights, obligations, liabilities, or charges (collectively, “Claims”) that he (or his heirs, executors, administrators, successors and assigns) has or may have, whether known or unknown, by reason of any matter, cause or thing occurring at any time before and including the date of this Release arising under or in connection with Executive’s employment or termination of employment with the Company, including, without limitation, claims for compensation or bonuses (including, without limitation, any claim for an award under any compensation plan or arrangement); breach of contract; tort; wrongful, abusive, unfair, constructive, or unlawful discharge or dismissal; impairment of economic opportunity defamation; age and national origin discrimination; sexual harassment; back pay; front pay; benefits; attorneys’ fees; whistleblower claims; emotional distress; intentional infliction of emotional distress; assault; battery, pain and suffering; punitive or exemplary damages; violations of the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act of 1991, the Employee Retirement Income Security Act, the Worker Adjustment Retraining and Notification Act, the Family Medical Leave Act, the New York State and New York City Human Rights Laws, including all amendments to any of the aforementioned acts; and violations of any other federal, state, or municipal fair employment statutes or laws, including, without limitation, violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, compensation, hours worked, or any other matters related in any way to Executive’s employment with the Company and its affiliates (together, as constituted from time to time, the “Group”) or the termination of that employment. In addition, in consideration of the provisions of this Release, the Executive further agrees to waive any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a general release to those claims that are known or suspected to exist in Executive’s favor as of the Effective Date (as defined below).

          2. Surviving Claims. Notwithstanding anything herein to the contrary, this Release shall not:
(i)	release any Claims relating to the payments and benefits set forth in Section 6 of the Employment Agreement;

(ii)	release any Claims arising after the date of this Release;

(iii)	limit or prohibit in any way Executive’s (or his beneficiaries’ or legal representatives’) ability to bring an action to enforce the terms of this Release;

(iv)	release any claim for employee benefits under plans covered by the Employee Retirement Income Security Act of 1974, as amended, to the extent that such claims may not lawfully be waived or for any payments or benefits under any plans of the Group that have vested according to the terms of those plans; or

(v)	release any claims for indemnification in accordance with applicable laws and the corporate governance documents of the Company or any other member of the Group, including any right to contribution, in accordance with their terms as in effect from time to time or pursuant to any applicable directors and officers insurance policy with respect to any liability incurred by Executive as an officer or director of the Company or any member of the Group or any right Executive may have to obtain contribution as permitted by law in the event of entry of judgment.
          3. Additional Representations. Executive further represents and warrants that he has not filed any civil action, suit, arbitration, administrative charge, or legal proceeding against any Released Party nor has he assigned, pledged, or hypothecated as of the Effective Date his claim to any person and no other person has an interest in the claims that he is releasing.
          4. Acknowledgements by Executive. Executive acknowledges and agrees that he has read this Release in its entirety and that this Release is a general release of all known and unknown claims, including, without limitation, to rights and claims arising under ADEA. Executive further acknowledges and agrees that:
(i)	this Release does not release, waive or discharge any rights or claims that may arise for actions or omissions after the date of this Release;

(ii)	Executive is entering into this Release and releasing, waiving and discharging rights or claims only in exchange for consideration which he is not already entitled to receive;

(iii)	Executive has been advised, and is being advised by the Release, to consult with an attorney before executing this Release;

Executive acknowledges that he has consulted with counsel of his choice concerning the terms and conditions of this Release;

(iv)	Executive has been advised, and is being advised by this Release, that he has twenty-one (21) days within which to consider the Release; and

(v)	Executive is aware that this Release shall become null and void if he revokes his agreement to this Release within seven (7) days following the date of execution of this Release. Executive may revoke this Release at any time during such seven-day period by delivering (or causing to be delivered) to the [Contact] written notice of his revocation of this Release no later than 5:00 p.m. eastern time on the seventh (7th) full day following the date of execution of this Release (the “Effective Date”). The Executive agrees and acknowledges that a letter of revocation that is not received by such date and time will be invalid and will not revoke this Release
          5. Additional Agreements. Executive agrees that should any person or entity file or cause to be filed any civil action, suit, arbitration, or other legal proceeding seeking equitable or monetary relief concerning any claim released by Executive herein, Executive shall not seek or accept any personal relief from or as the result of such civil action, suit, arbitration, or other legal proceeding.
      IN WITNESS WHEREOF, Executive has signed this Release on the date set forth on the first page hereof.

[Executive]

Accepted and agreed:

Liz Claiborne, Inc.

By: